Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended September 30, 2017 Financial Results; Board Declares Quarterly Base Dividend of $0.39 Per Share for the Fourth Fiscal Quarter of 2017 and a Quarterly Variable Supplemental Dividend of $0.06 Per Share

NEW YORK—(BUSINESS WIRE)—November 7, 2017— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $30.9 million, or $0.51 per share, for the quarter ended September 30, 2017. Net asset value per share was $16.09 at September 30, 2017 as compared to $16.15 at June 30, 2017. The Company’s Board of Directors previously declared a second quarter variable supplemental dividend of $0.09 per share and a third quarter base dividend of $0.39 per share, payable to stockholders of record as of August 31, 2017 and September 15, 2017, respectively, that was paid on September 29, 2017 and October 13, 2017, respectively.

The Company announced that its Board of Directors has declared a fourth quarter base dividend of $0.39 per share for stockholders of record as of December 15, 2017, payable on January 12, 2018. The Company’s Board of Directors also declared a third quarter variable supplemental dividend of $0.06 per share for stockholders of record as of November 30, 2017, payable on December 29, 2017.

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	September 30, 2017	June 30, 2017	September 30, 2016

Investments at Fair Value	$1,550.3	$1,554.5	$1,643.6
Total Assets	$1,581.1	$1,589.1	$1,665.2
Net Asset Value Per Share	$16.09	$16.15	$15.78

Investment Income	$52.3	$58.8	$53.9
Net Investment Income	$30.9	$33.9	$30.6
Net Income	$24.8	$31.8	$36.9

Net Investment Income Per Share	$0.51	$0.57	$0.51
Net Realized and Unrealized Gains (and Losses) Per Share	($0.10)	($0.04)	$0.11
Net Income Per Share	$0.41	$0.53	$0.62

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.7%	10.7%	10.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.8%	10.8%	10.3%

Percentage of Debt Investment Commitments at Floating Rates (1)	100.0%	100.0%	97.9%

(1)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to a floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on November 8, 2017. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 83689623

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on November 8 through November 15 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 83689623

Portfolio and Investment Activity

For the three months ended September 30, 2017, gross originations totaled $501.2 million. This compares to $397.7 million for the three months ended June 30, 2017 and $318.1 million for the three months ended September 30, 2016.

For the three months ended September 30, 2017, the Company made new investment commitments of $359.0 million in seven new portfolio companies and five existing portfolio companies. For this period, the Company had $330.9 million aggregate principal amount in exits and repayments.

For the three months ended September 30, 2016, the Company made new investment commitments of $194.2 million in six new portfolio companies. For this period, the Company had $199.2 million aggregate principal amount in exits and repayments.

As of September 30, 2017 and June 30, 2017, the Company had investments in 44 and 46 portfolio companies, respectively, with an aggregate fair value of $1,550.3 million and $1,554.5 million, respectively.

As of September 30, 2017, the portfolio based on fair value consisted of 93.2% first-lien debt investments, 4.0% second-lien debt investments, and 2.8% equity and other investments. As of December 31, 2016, the portfolio based on fair value consisted of 96.5% first-lien debt investments, 1.2% second-lien debt investments, 0.6% mezzanine and unsecured debt investments, and 1.7% equity and other investments.

As of September 30, 2017, 100.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 92.4% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Senior Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of September 30, 2017 and June 30, 2017, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.7% and 10.7%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.8% and 10.8%, respectively.

As of September 30, 2017, 100% of the portfolio at fair value was meeting all payment and covenant requirements.

Results of Operations for the Three Months Ended September 30, 2017 compared to the Three Months Ended September 30, 2016

Investment Income

For the three months ended September 30, 2017 and 2016, investment income totaled $52.3 million and $53.9 million, respectively. The decrease in investment income was primarily driven by a decrease in the average size of the investment portfolio and lower syndication and amendment fees, partially offset by higher prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns.

Expenses

Net expenses totaled $20.7 million and $22.6 million for the three months ended September 30, 2017 and 2016, respectively. This decrease was primarily due to lower interest expense and a decrease in professional fees.

Liquidity and Capital Resources

As of September 30, 2017, the Company had $8.1 million in cash and cash equivalents, total principal value of debt outstanding of $578.9 million, and $626.1 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.7% and 2.7% for the three months ended September 30, 2017 and September 30, 2016, respectively.

The Company is rated BBB- with stable outlook by both Fitch Ratings and Standard and Poor’s.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,386,657 and $1,567,673, respectively)	$1,417,358	$1,591,544
Controlled, affiliated investments (amortized cost of $158,460 and $100,014, respectively)	132,922	65,859
Total investments at fair value (amortized cost of $1,545,117 and $1,667,687, respectively)	1,550,280	1,657,403
Cash and cash equivalents (restricted cash of $2,647 and $1,088, respectively)	8,118	5,954
Interest receivable	7,918	9,678
Receivable for interest rate swaps	674	69
Prepaid expenses and other assets	14,076	2,428
Total Assets	$1,581,066	$1,675,532
Liabilities
Debt (net of deferred financing costs of $12,587 and $11,019, respectively)	$564,558	$680,709
Management fees payable to affiliate	5,995	6,269
Incentive fees payable to affiliate	6,561	5,889
Dividends payable	23,428	23,289
Other payables to affiliate	3,572	1,555
Other liabilities	10,209	5,609
Total Liabilities	614,323	723,320
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 60,188,435 and 59,805,285 shares issued, respectively; and 60,099,355 and 59,716,205 shares outstanding, respectively	602	598
Additional paid-in capital	905,725	898,868
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	58,866	50,142
Net unrealized gains	7,116	1,422
Undistributed net realized gains (losses)	(4,207)	2,541
Total Net Assets	966,743	952,212
Total Liabilities and Net Assets	$1,581,066	$1,675,532
Net Asset Value Per Share	$16.09	$15.95

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$45,354	$44,088	$148,023	$124,931
Dividend income	—	474	—	1,421
Other income	3,502	6,767	7,982	8,909
Total investment income from non-controlled, non-affiliated investments	48,856	51,329	156,005	135,261
Investment income from controlled, affiliated investments:
Interest from investments	3,398	2,537	5,914	7,288
Other income	51	51	153	152
Total investment income from controlled, affiliated investments	3,449	2,588	6,067	7,440
Total Investment Income	52,305	53,917	162,072	142,701
Expenses
Interest	5,498	6,102	20,017	17,029
Management fees	5,995	6,212	18,043	17,953
Incentive fees	6,561	6,467	19,808	16,761
Professional fees	1,211	3,029	4,268	6,923
Directors’ fees	100	98	302	290
Other general and administrative	1,371	897	3,984	3,211
Total expenses	20,736	22,805	66,422	62,167
Management and incentive fees waived	—	(149)	—	(346)
Net Expenses	20,736	22,656	66,422	61,821
Net Investment Income Before Income Taxes	31,569	31,261	95,650	80,880
Income taxes, including excise taxes	640	690	2,270	1,615
Net Investment Income	30,929	30,571	93,380	79,265
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(564)	13,660	6,831	28,657
Controlled, affiliated investments	(4,680)	(6,898)	8,617	(7,048)
Translation of other assets and liabilities in foreign currencies	(1,701)	(1,367)	(10,359)	436
Interest rate swaps	(1,682)	(462)	605	1,103
Total net change in unrealized gains (losses)	(8,627)	4,933	5,694	23,148
Realized gains (losses):
Non-controlled, non-affiliated investments	2,413	1,516	7,008	1,920
Controlled, affiliated investments	—	—	(21,776)	—
Foreign currency transactions	44	(145)	557	(49)
Total realized gains (losses)	2,457	1,371	(14,211)	1,871
Total Unrealized and Realized Gains (Losses)	(6,170)	6,304	(8,517)	25,019
Increase in Net Assets Resulting from Operations	$24,759	$36,875	$84,863	$104,284
Earnings per common share—basic and diluted	$0.41	$0.62	$1.42	$1.79
Weighted average shares of common stock outstanding—basic and diluted	60,057,567	59,523,695	59,923,323	58,229,549

The Company’s investment activity for the three months ended September 30, 2017 and 2016 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2017	September 30, 2016
New investment commitments:
Gross originations	$501.2	$318.1
Less: Syndications/sell downs	142.2	123.9
Total new investment commitments	$359.0	$194.2
Principal amount of investments funded:
First-lien	$325.4	$190.4
Second-lien	—	—
Mezzanine and unsecured	—	—
Equity and other	3.5	—
Total	$328.9	$190.4
Principal amount of investments sold or repaid:
First-lien	$330.1	$174.9
Second-lien	—	7.8
Mezzanine and unsecured	—	16.3
Equity and other	0.8	0.2
Total	$330.9	$199.2
Number of new investment commitments in new portfolio companies	7	6
Average new investment commitment amount in new portfolio companies	$40.9	$32.4
Weighted average term for new investment commitments in new portfolio companies (in years)	5.0	5.3
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	9.2%	9.7%
Weighted average spread over LIBOR of new floating rate investment commitments	7.9%	8.7%
Weighted average interest rate on investments sold or paid down	9.2%	8.0%

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the dedicated special situations and credit platform of TPG, with over $19 billion of assets under management as of June 30, 2017 and the broader TPG platform, a global private investment firm with over $73 billion of assets under management as of June 30, 2017. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu

212-601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com